As filed with the Securities and Exchange Commission on March 6, 2024

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAWSON INFRASTRUCTURE GROUP INC.

(Exact name of Registrant as specified in its charter)

Delaware	80-0445167
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

950 Railroad Avenue, Midland, Pennsylvania 15059

(Address of Principal Executive Offices) (Zip Code)

Mawson Infrastructure Group Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Rahul Mewawalla

Chief Executive Officer

Mawson Infrastructure Group Inc.

950 Railroad Avenue

Midland, Pennsylvania 15059

(Name and address of agent for service)

(412) 515-0896

(Telephone number, including area code, of agent for service)

with a copy to:

Chad Ensz, Esq.

Sheppard Mullin Richter and Hampton LLP

12275 El Camino Real, Suite 100

San Diego, CA 92130 USA

Telephone: +1 (858) 876-3508

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2021 Equity Incentive Plan (the “Plan”) of Mawson Infrastructure Group Inc. (the “Company”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Plan has previously been filed and is effective and consists only of those items required by General Instruction E to Form S-8. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-258878, filed with the Securities and Exchange Commission on August 17, 2021, by the Company, relating to the Plan (the “Prior Registration Statement”), except for Items 3 and 8, , which are being updated by this Registration Statement.

The Prior Registration Statement registered 7,000,000 shares of the Company’s Common Stock, $0.001 par value (“Common Stock), which were authorized under the Plan. Effective February 9, 2023, the Company undertook a reverse stock split, effective February 9, 2023, which decreased the number of Common Stock by a ratio of 1:6, and in connection therewith, the shares of Common Stock authorized under the Plan was reduced to 1,166,667 shares. Effective May 17, 2023, the Plan was amended to authorize 10,000,000 shares of Common Stock, an increase of 8,833,333 shares of Common Stock, which 8,833,333 shares of additional Common Stock are being registered hereunder. In addition, the Plan, as amended on May 17, 2023, provided for an annual increase of 1,000,000 shares of Common Stock under the Plan on the first day of each calendar year beginning with January 1, 2024 and extending through January 1, 2029. The additional 1,000,000 shares of Common Stock under the Plan, as amended on May 17, 2023, from January 1, 2024, are being registered hereunder. In addition, the Plan provides that shares issued under the Plan that are forfeit or expire are available for future grants of awards under the Plan and an additional 2,500,000 shares of Common Stock are being registered hereunder for that purpose, for an aggregate of 12,333,333 shares of Common Stock being registered hereunder.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	Annual Report on Form 10-K for the fiscal year December 31, 2022, filed with the Commission on March 23, 2023;

●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 6, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

●	our Quarterly Reports on Form 10-Q filed with the Commission on May 15, 2023, August 21, 2023 and November 13, 2023;

●	our Current Reports on Form 8-K filed with the Commission on April 14, 2023, April 19, 2023, May 2, 2023, May 8, 2023, May 10, 2023, May 22, 2023, May 25, 2023, June 20, 2023, July 14, 2023, July 19, 2023, July 21, 2023, July 25, 2023, August 21, 2023, August 23, 2023, August 25, 2023, September 22, 2023, September 28, 2023, October 6, 2023, October 17, 2023, October 19, 2023, October 23, 2023, November 13, 2023, November 17, 2023, December 20, 2023, December 21, 2023, December 20, 2023, January 16, 2024, February 16, 2024 and February 23, 2024 (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items);

●	the description of our Common Stock contained in our registration statement on Form S-1, filed with the Commission on June 9, 2021 (File No. 333-256947), and all amendments or reports filed for the purpose of updating such description; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

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Item 8. Exhibits.

(a)

Exhibit Number	Description
4.1	Certificate of Incorporation (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 5, 2012)
4.2	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on July 18, 2013)
4.3	Certificate of Amendment to Certificate of Incorporation dated November 15, 2017 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on November 21, 2017)
4.4	Certificate of Amendment to Certificate of Incorporation dated March 1, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 5, 2018)
4.5	Certificate of Amendment to Certificate of Incorporation dated March 17, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 23, 2021)
4.6	Certificate of Amendment to Certificate of Incorporation dated June 9, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on June 14, 2021)
4.7	Certificate of Amendment to Certificate of Incorporation dated August 11, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on August 16, 2021)
4.8	Certificate of Amendment to Certificate of Incorporation dated February 6, 2023 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2023)
4.9	Bylaws (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 10, 2013)
4.10	Mawson Infrastructure Group Inc.2021 Equity Incentive Plan (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-8, as filed with the Commission on August 17, 2021)
4.11+*	Amendment #1 to Mawson Infrastructure Group Inc.2021 Equity Incentive Plan
5.1+	Opinion of Sheppard Mullin Richter and Hampton LLP re: legality of shares
23.1+	Consent of Sheppard Mullin Richter and Hampton LLP (filed as Exhibit 5.1 herein)
23.2+	Consent of LNP Audit and Assurance International Pty Ltd
107+	Calculation of Filing Fee Table (included in (b) below)

+	Filed herewith
*	The Company undertakes to make all changes required by the Internal Revenue Service in order to qualify the Plan, as amended, under Section 401 of the Internal Revenue Code.

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SIGNATURES

The Company

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on March 6th, 2024.

MAWSON INFRASTRUCTURE GROUP INC.

/s/ Kaliste Saloom
Kaliste Saloom
Vice President Legal and Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rahul Mewawalla	Chief Executive Officer and Director	March 6, 2024
Rahul Mewawalla	(Principal Executive Officer)

/s/ William Harrison	Chief Financial Officer	March 6, 2024
William Harrison	(Principal Financial and Accounting Officer)

/s/ Michael Hughes	Director	March 6, 2024
Michael Hughes

/s/ Gregory Martin	Director	March 6, 2024
Gregory Martin

/s/ Ryan Costello	Director	March 6, 2024
Ryan Costello

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